NovaStar Mortgage, Inc. Expands Retail Market Outreach

Completes Purchase of Assets from Oak Street Mortgage LLC

KANSAS CITY, Mo. – December 1, 2006 – NovaStar Mortgage, Inc., the primary loan origination unit of NovaStar Financial, Inc. (NYSE: NFI), has completed its acquisition of 19 retail mortgage lending locations and certain other assets of Oak Street Mortgage LLC. The expansion of NovaStar Mortgage’s retail presence is expected to increase loan production initially by about $75 million to $100 million per month.

“We are excited about expanding NovaStar’s outreach to homeowners through an efficient, centrally managed retail channel. Adding an experienced team of mortgage professionals serving consumers coast-to-coast gives us a strategic opportunity for growth. In addition, this cost-effective operation should help further reduce our costs of loan origination,” said Lance Anderson, Chairman of NovaStar Mortgage and Chief Operating Officer of NovaStar Financial.

For information, consumers can visit www.novastarhome.com, or call 1-800-LOAN-NOW to speak with a NovaStar lending professional.

About NovaStar Mortgage, Inc.

NovaStar Mortgage, Inc. is one of the nation's leading residential nonconforming lenders. A unit of NovaStar Financial, Inc. (NYSE: NFI), NovaStar Mortgage specializes in single-family mortgages involving borrowers whose loan size, credit details or other circumstances fall outside conventional agency guidelines. Founded in 1996, NovaStar Mortgage is headquartered in Kansas City, Missouri, and enjoys a national presence with lending professionals and retail and wholesale operations centers across the United States.

Certain matters discussed in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to successfully integrate acquired businesses or assets with our existing business; our ability to generate sufficient liquidity on favorable terms; the size, frequency and structure of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; compliance with new accounting pronouncements; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005 and our quarterly report on form 10-Q, for the period ending September 30, 2006. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

CONTACTS:

NovaStar Financial, Inc.

Investor Relations Contact:

Jeffrey A. Gentle, 816-237-7424

or

Media Relations Contact:

Dick Johnson, 913-649-8885